上海浦東發展銀行

委托贷款合同

SHANGHAI PUDONG DEVELOPMENT BANK

编号：77072008280166

上海浦東發展銀行
SHANGHAI PUDONG DEVELOPMENT BANK

委托贷款合同

委托贷款合同

合同编号 77072008280166

委托人：天津海泰投资担保有限责任公司
住址：

贷款人：上海浦东发展银行天津分行
营业地址：

借款人：天津市玉仁实业有限公司
住址：

鉴于委托人天津海泰投资担保有限责任公司（以下称“委托人”）委托受托人发放委托贷款（《委托贷款委托协议》/《委托贷款基金总协议》编号：77072008280180，及借款人天津市玉仁实业有限公司（以下称“借款人”）申请借款，现根据中华人民共和国有关法律、法规及规章，三方当事人在遵循公平原则的基础上，协商一致，特订立本合同，以资遵守。

第一条　委托和代理

委托人委托贷款人发放贷款，贷款人已经接受委托。贷款人按照委托人的委托指示，向借款人发放本合同项下的委托贷款，不承担对借款人的贷前调查责任，不对借款人的信用风险予以分析、评估。委托人承诺自行了解、判断借款人的相关情况，自行承担监督借款人使用并收回贷款的工作，贷款人只负责将贷款资金划入借款人帐户和承担到期扣划还本付息的款项的责任。借款人承认贷款人作为委托人的代理人的法律地位，承认该贷款合同直接约束委托人和借款人。

第二条　贷款

2.1 本合同项下的贷款为人民币贷款，其贷款种类为短贷。
2.2 本合同项下贷款金额为（人民币大写）伍佰万元整。
2.3 本合同项下贷款期限为3个月，即自2008年12月26日始至2009年3月26日止。

2.4 本合同项下的贷款利率为 月利率 4.8675‰ 。本合同项下的贷款用途和贷款项目：流动资金 ，借款人不得挪作它用。

第三条 贷款利息

3.1 本合同项下贷款利息以每年360天为基数，从提款之日起按照实际提款金额和占用天数计收（结息日应包括贷款最后归还日）。

3.2 在贷款期内贷款利率如需调整的，委托人与借款人应协商一致，并以《委托贷款利率调整通知单》的形式通知贷款人，贷款人据此调整利率。

3.3 如果本合同利率约定为按照银行某档次利率或按某档次浮动利率计息，借款实际占用资金的天数未达到该档次的标准期限，仍按合同约定利率计息。除非委托人与借款人另有约定，如贷款展期后，累计贷款期达到新的利率档次，按新档次利率或该档次浮动利率计息。

3.4 本合同项下贷款的付息方式和付息日约定如下：（选择一种）

（ X ）3.4.1 按季付息，付息日为公历年每季度第三个月的廿日.

（ X ）3.4.1 按月付息，付息日为每月________日.

（ √ ）3.4.1 在贷款到期日一次性还本付息。

（ X ）3.4.1 分次还本付息。

3.5 在此借款人授权贷款人从借款人存款帐户中主动划收应付利息。

第四条 提款

4.1 满足下列提款先决条件的，贷款人予以办理提款手续：

（1）填妥《委托贷款借款申请书》和有关借款凭证；

（2）提交有效身份证件；

（3）已办妥与贷款有关的批准、登记、公证、备案手续；

（4）如贷款有担保的，该担保合同有效；

（5）借款人的本次提款与《委托贷款委托发放通知书》或本合同有关内容和要求相一致的；

（6）凡委托贷款用于固定资产投资的，已提交确保该项目已经按规定的审批程序报经审批，并纳入国家和地方固定资产投资计划的证明文件。

（7）已提交贷款人要求提供的其它文件、资料。

4.2 借款人按照下列提款时间和提款方式向贷款人办理提款手续：（选择一种）

（✓）4.2.1 借款人在2008年12月26日向贷款人办理一次性提款手续。

（✗）4.2.1 按下列提款计划分＿＿＿期提款，但应于每次提款日三个银行工作日前向贷款人办理提款手续：

分期提款日	提款金额
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）

4.3 贷款人在借款人办妥提款手续后及时放款。

4.4 借款人应按照4.2 约定按时足额提款。

第五条 还款

5.1 借款人应当在贷款到期日归还全部贷款本息，有还款计划的，还应严格按照还款计划还款。

5.2 借款人按下列还本方式按时足额还款：（选择一种）

（✓）5.2.1 在委托贷款到期日一次性归还贷款本金

（✗）5.2.1 分＿＿＿＿期还款，具体还款计划如下：

分期还款日	还款金额
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）
＿＿年＿＿月＿＿日	＿＿＿＿＿＿＿＿（大写金额）

5.3 借款人在此授权贷款人从借款人的存款帐户中主动划收其应还的款项。

5.4 借款人归还委托贷款的路径为从借款人的帐户划入委托基金账户，再从委托基金账户划入委托人的结算账户。借款人已知晓并保证按此资金归还路径进行资金划转，不得将资金直接划转至委托人的结算账户。如因借款人划款不规范而导致的系统挂账等问题，由借款人自行承担责任，贷款人不承担由此产生的任何风险。

第六条　提前还贷和贷款展期

6.1借款人要求提前还贷的，应事先经委托人和贷款人同意。借款人应在计划提前还贷十日前向贷款人提出书面申请。贷款人按照委托人的书面通知办理提前还贷手续。
6.2借款人要求贷款展期的，应事先经委托人和贷款人同意。借款人应在贷款到期十日前向贷款人提出书面申请。贷款人按照委托人的书面通知办理贷款展期手续。

第七条　贷款担保

7.1　委托人可以要求借款人为本合同项下的贷款提供担保，该担保由委托人认可，并另行签定担保合同。
7.2 担保合同由委托人、贷款人、担保人三方签署后生效。如担保合同签署日早于本贷款合同签署日的，担保合同于本合同签署之日与贷款合同同时生效。

第八条　债务证据

8.1 本合同项下借款人所欠债务的有效证据以贷款人按业务操作规定出具的会计凭证为准。
8.2 委托人承认本合同项下借款人所欠债务的有效证据以贷款人按业务操作规定出具的会计凭证为准。

第九条　贷款管理

9.1 本合同项下的贷款发放后，其管理工作由委托人自行承担，委托人是否进行此等工作及工作效果与受托人无关，受托人对此不承担任何责任。
9.2 在本合同有效期内，委托人有权检查贷款使用情况，借款人应按要求向委托人直接提供情况和文件、资料和工作方便。
9.3 贷款期间借款人发生破产、吊销营业执照、停业、解散、经营不善严重资不抵债的或者财务状况、经营管理体制、主要管理人员发生重大变动或调整的，借款人应及时通知委托人。

第十条　违约和处理

10.1 借款人未按照本合同约定用途使用借款的，委托人有权要求贷款人停止发放贷款，提前收回部分或全部已发放的贷款，并对违约部分加收_________的罚息。

10.2 在贷款期内借款人未依约按时支付贷款利息的，委托人有权要求贷款人有权加收延付利息的罚息。

10.3 借款人违反9.3条约定的，应支付违约金_________元。

10.4 借款人未按约定归还贷款本息的，委托人有权催收贷款，并对逾期贷款加收_________的罚息。委托人有权向担保人追索。

10.5 贷款期间借款人发生破产、吊销营业执照、停业、解散、经营不善严重资不抵债、有严重逃废债行为，或有其它危及贷款安全的情况时，贷款人可以根据委托人的要求，提前收回贷款及采取其他措施。

10.6 在上述情形中委托人有权要求贷款人从借款人的存款帐户中直接划收应付贷款本息（含罚息）、违约金。

10.7 受托人无义务对借款人的违约行为单独采取任何催收和保全的措施，因本合同项下的贷款管理和催收工作由委托人自行完成。

第十一条 其他事项

11.1 本合同签定后，本合同变更、解除须经三方当事人协商一致，但本合同另有约定和法律法规另有规定的除外。

11.2 本合同经三方当事人加盖公章及各法定代表人或授权代表签字或盖章后生效，贷款全部归还后自动终止 。如委托人为非法人组织，由其主要负责人或其授权代表签署。如当事人为个人的，签署其有效证件上的姓名。

11.3 本协议生效后，委托人如有要求的，木合同应进行具有强制执行效力的公证。

11.4 本合同适用中华人民共和国法律。任何有关本合同的争议均受贷款人主营业所所在地人民法院管辖。

11.5 本贷款的担保合同、 借款人提供的委托贷款借款申请书、委托人提交的《委托贷款委托放款通知书》以及借款人、委托人提供相关文件、资料均为本合同不可分割的组成部分。

11.6 本合同正本一式三份，签约三方各执一份，副本数份备查。

（本页无正文）

在签署本合同时，三方当事人对协议的所有条款均无疑义并对当事人有关权利、义务和责任的条款的法律含义有准确无误的理解。

委托人（公章）

法定代表人（主要负责人）或授权代表（签字或盖章）

贷款人（公章）

法定代表人或授权代表（签字或盖章）

借款人（公章）

法定代表人（主要负责人）或授权代表（签字或盖章）

签署日：2008 年 12 月 26 日